EXHIBIT


                            AGREEMENT OF ACQUISITION
                                 STOCK FOR STOCK

     THIS AGREEMENT, dated as of June 30, 2004, among Tenet Information Services, Inc., ("Tenet")), 53 West 9000 South, Sandy, Utah 84070, a Utah corporation, Let's Go Aero, Inc., ("LGA"), 5565 Teakwood Terrace, Colorado Springs, CO 80907, a Colorado corporation.

     Tenet desires to acquire all of the issued and outstanding shares of LGA, from all of the Shareholders of LGA ("Shareholders") in exchange for voting common stock, $0.001 par value per share, of Tenet as hereinafter provided.

1. Representations and Warranties of LGA. LGA represents and warrants to Tenet as follows:

     (a) Organization. LGA is a corporation duly organized, validly existing and in good standing under the laws of the State of Colorado; is duly qualified to transact business as a foreign corporation and is in good standing in the various states in which it transacts business; and has all power necessary to engage in the business in which it is presently engaged.

     (b) Capitalization. The authorized capital of LGA consists of 5,000 shares of common stock of which 1,629 shares are outstanding. Each outstanding share of common stock is duly authorized, validly issued, fully paid and nonassessable, has not been issued and is not owned or held in violation of any preemptive right of shareholders, and is owned of record and beneficially by shareholders in accordance with the table attached hereto as Schedule A.

     Such capital stock listed in Schedule A is, in each case, free and clear of all liens, security interests, pledges, charges, encumbrances, shareholders' agreements, and voting trusts. There is no commitment, plan or arrangement to issue, and no outstanding option, warrant, or other right calling for the issuance of, any share of capital stock of LGA, or any security or other instrument convertible into or exchangeable for capital stock of LGA except as set forth in Schedule B.

     (c) Financial Condition. LGA has delivered to Tenet true and correct copies of the following, initialed by the chief executive officer of LGA: unaudited balance sheet of LGA as of December 31, 2003; unaudited balance sheet of LGA as of March 31, 2004; unaudited statement of income, statement of retained earnings, statement of changes in financial and statement of cash flows position of LGA for the year ended December 31, 2003; and unaudited statement of income, statement of retained earnings, statement of changes in financial position and statement of cash flows of LGA for the three (3) months ended March 31, 2004. Each balance sheet presents fairly the financial condition, assets, liabilities, and stockholders' equity of LGA as of its date; each statement of income and statement of retained earnings presents fairly the results of operations of LGA for the period indicated; and each statement of changes in financial position and statement of cash flows presents fairly the information purported to be shown therein. The financial statements referred to in this Section 1(c) have been prepared in accordance with generally accepted accounting principles consistently applied throughout the periods involved, are correct and complete and are in accordance with the books and records of LGA.

     Since December 31, 2003, and since March 31, 2004:

          (1) There has, at no time, been a material adverse change in the financial condition, results of operations, business, properties, assets, liabilities, or future prospects of LGA;

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          (2)  LGA  has  not  authorized,   declared,   paid,  or  effected  any
     liquidating or other distribution in respect of its capital stock or any direct or indirect redemption, purchase, or other acquisition of any of that stock;

          (3) The operations and business of LGA have been conducted in all respects only in the ordinary course;

          (4) LGA has not suffered an extraordinary loss (whether or not covered by insurance) or waived any right of substantial value;

          (5) LGA has not paid or incurred any tax, other liability or expense resulting from the preparation of, or the transactions contemplated by, this Agreement; and

          (6) There is no fact known to LGA which materially adversely affects, or in the future may materially adversely affect, the financial condition, results of operations, business, properties, assets, liabilities, or future prospects of LGA.

     (d) Tax and Other Liabilities. LGA has no liability of any nature, accrued or contingent, including, without limitation, liabilities for federal, state, local, or foreign taxes and liabilities to customers or suppliers, other than the following:

          (1) Liabilities for which full provision has been made on the balance sheet ("LGA Last Balance Sheet") as of March 31, 2004, ("LGA Last Balance Sheet Date") referred to in Section 1(c); and

          (2) Other liabilities arising in the ordinary course of business (which shall not include liabilities to customers on account of defective products or services) which are not inconsistent with the representations and warranties of LGA or any other provision of this Agreement.

     Without limiting the generality of the foregoing, the amounts set up as provisions for taxes on the LGA Last Balance Sheet are sufficient for all accrued and unpaid federal, state, local, and foreign taxes of LGA, whether or not due and payable and whether or not disputed, under tax laws, as in effect on the LGA Last Balance Sheet Date or now in effect, for the period ended on that date and for all fiscal years prior thereto. LGA has filed all federal, state, local, and foreign tax returns required to be filed by it; has delivered to Tenet a true and correct copy thereof initialed by the chief executive officer of LGA; has paid (or has established on the Balance Sheet a reserve for) all taxes, assessments, and other governmental charges payable or remittable by it or levied upon it or its properties, assets, income, or franchises which are due and payable; and has delivered to Tenet a true and correct copy so initialed of any report as to adjustments received by LGA from any taxing authority during the past five years and a statement, so initialed, as to any litigation, governmental or other proceeding (formal or informal), or investigation pending, threatened, or in prospect with respect to any of those reports or the subject matter of those reports.

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

     (e) Litigation and Claims. There is no litigation, arbitration, claim, governmental or other proceeding (formal or informal), or investigation pending, threatened, or in prospect (or any basis therefore known to LGA) with respect to LGA, or any of its business, properties, or assets. LGA is not affected by any present or threatened strike or other labor disturbance nor, to the knowledge of LGA, is any union attempting to represent any employee of LGA as collective bargaining agent. LGA is not in violation of, or in default with respect to, any law, rule, regulation, order, judgment, or decree; nor is LGA or any Shareholder required to take any action in order to avoid such a violation or default.

     (f) Properties. LGA has good and marketable title in fee simple absolute to all real properties and good title to all other properties and assets used in its business or owned by it (except real and other properties and assets as are held pursuant to leases or licenses described in Schedule C or D), free and clear of all liens, mortgages, security interests, pledges, charges, and encumbrances (except those listed in Schedules C or D).

          (1) All accounts and notes receivable reflected on the LGA Last Balance Sheet, or arising since the LGA Last Balance Sheet Date, have been collected, or are and will be good and collectible, in each case at the aggregate recorded amounts thereof without right of recourse, defense, deduction, return of goods, counterclaim, offset, or set off on the part of the obligor, and, if not collected, can reasonably be anticipated to be paid within thirty (30) days of the date incurred.

          (2) All inventory of raw materials and work in process of LGA is usable, and all inventory of finished goods is good and marketable, on a normal basis in the existing product lines of LGA, as the case may be. In no event do such inventories represent more than a twelve-month supply measured by the volume of sales or use for the year ended December 31, 2003. All inventory is merchantable and fit for the particular purpose for which it is intended.

          (3) Attached as Schedule C is a true and complete list of all real and other properties and assets owned, leased, or licensed by LGA (including inventory, but not including Intangibles, as defined in Section 1(i)), including with respect to properties and assets owned by LGA, a statement of cost, book value and (except for land) reserve for depreciation of each item for tax purposes, and net book value of each item for financial reporting purposes, and with respect to such properties and assets leased or licensed by LGA, a description of that lease or license. All real and other properties and assets (including Intangibles) owned by LGA are reflected on the LGA Last Balance Sheet, except for acquisitions subsequent to the LGA Last Balance Sheet and prior to the Closing, which are either noted on Schedule C or D or are approved in writing by Tenet. All real and other tangible properties and assets owned, leased, or licensed by LGA are in good and usable condition (reasonable wear and tear which does not adversely affect the operation of the business of LGA excepted).

          (4) No real property owned, leased, licensed, or used by LGA lies in an area which is, or to the knowledge of LGA will be, subject to zoning, use, or building code restrictions which would prohibit, and no state of facts relating to the actions or inaction of another person or entity or his or its ownership, leasing, licensing, or use of that real property will prohibit, the business in which LGA is now engaged or the business in which it contemplates engaging.

          (5) The real and other properties and assets (including Intangibles) owned, leased, or licensed by LGA constitute all such properties and assets which are necessary to the business of LGA as presently conducted or as it contemplates conducting.

     (g) Contracts and Other Instruments. Attached as Schedule E is a true and complete list of all material contracts, insurance policies agreements and instruments not referred to in Schedules B, C, D, F or G.

     LGA has furnished to Tenet:

          (1) The Articles of Incorporation and Bylaws of LGA and all amendments thereto, as presently in effect, certified by the Secretary of the corporation, and

          (2) The following,  initialed by the chief  executive  officer of LGA:
     (i) true and correct copies of all options, warrants, or other rights calling for the issuance of, any share of capital stock of LGA, or any security or other instruments convertible into or exchangeable for capital stock of LGA set forth in Schedule B; (ii) true and correct copies of all leases and licenses referred to in Schedule C or D; (iii) true and correct copies of all contracts, insurance policies, agreements, and instruments referred to in Schedule E; and (iv) true and correct written descriptions of all supply, distribution, agency, financing, or other arrangements or understandings not described in Schedules C, D or E.

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

     Neither LGA nor (to the knowledge of LGA) any other party to any of those contracts, agreements, instruments, leases, or licenses, is now or expects in the future to be in violation or breach of, or in default with respect to complying with, any material provision thereof, and each contract, agreement, instrument, lease, or license is in full force and is the legal, valid, and binding obligation of the parties thereto and is enforceable as to them in accordance with its terms. Each supply, distribution, agency, financing, or other arrangement or understanding is a valid and continuing arrangement or understanding; neither LGA, nor any other party to any arrangement or understanding has given notice of termination or taken any action inconsistent with the continuance of such arrangement or understanding; and the execution, delivery, and performance of this Agreement will not prejudice any such arrangement or understanding in any way. LGA enjoys peaceful and undisturbed possession under all leases and licenses under which it is operating. LGA is not a party to or bound by any contract, agreement, instrument, lease, license, arrangement, or understanding, or subject to any charter or other restriction, which has had, or (to the knowledge of LGA) may in the future have, a material adverse effect on the financial condition, results of operations, business, properties, assets, liabilities, or future prospects of LGA.

     LGA within the last five (5) years has not engaged in, is not engaging in, and does not intend to engage in any transaction with, and has not had within the last five (5) years, is not now having, and does not intend to have any contract, agreement, lease, license, arrangement, or understanding with, any Shareholder, any director, officer, or employee of LGA (except for employment agreements listed in Schedule E and employment and compensation arrangements described in Schedule F, in each case with directors, officers, and employees who are not relatives or affiliates described in the next clause), any relative or affiliate of any Shareholder or of any director, officer, or employee, or any other corporation or enterprise in which any Shareholder, any director, officer, or employee, or any relative or affiliate then had or now has a five (5%) percent or greater equity or voting or other substantial interest, other than contracts and agreements listed and so specified in Schedule E.

     The stock ledgers and stock transfer books and the minute book records of LGA relating to all issuances and transfers of shares by LGA and all proceedings of the Shareholders and the Board of Directors and committees thereof of LGA since its incorporation made available to Tenet's counsel are the original stock ledgers and stock transfer books and minute book records of LGA or exact copies thereof.

     LGA is not in violation or breach of, or in default with respect to, any term of its certificate of incorporation or by-laws.

     (h) Employees. LGA does not have and has not contributed to any pension, profit-sharing, option, other incentive plan, or any other type of Employee Benefit Plan (as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974 ("ERISA")), or have any obligation to or customary arrangement with employees for bonuses, incentive compensation, vacations, severance pay, insurance, or other benefits, except as set forth in Schedule F. LGA has furnished to Tenet true and correct copies initialed by the chief executive officer of LGA of all documents evidencing plans, obligations or arrangements referred to in Schedule F (or true and correct written summaries so initialed of such plans, obligations, or arrangements to the extent not evidenced by documents), and true and correct copies so initialed of all documents evidencing trusts relating to any such plans. Schedule F also contains a true and correct statement of the names, relationship with LGA, present rates of compensation (whether in the form of salary, bonuses, commissions, or other supplemental compensations now or hereafter payable), and aggregate compensation as of the LGA Last Balance Sheet Date of (i) each director, officer, or other employee of LGA, and (ii) all sales agents, dealers, or distributors of LGA.
Since the LGA Last Balance Sheet Date, LGA has not changed the rate of compensation of any of its directors, officers, employees, agents, dealers, or distributors.

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

     (i) Patents, Trademarks, Et Cetera. LGA does not own or have pending, or is licensed under, any patent, patent application, trademark, trademark application, trade name, service mark, copyright, franchise, or other intangible property or asset (all of the foregoing being herein called "Intangibles"), other than as described in Schedule D, all of which are in good standing and uncontested. Schedule D accurately sets forth with respect to Intangibles owned by LGA, where appropriate, a statement of cost, book value and reserve for depreciation of each item for tax purposes, and net book value of each item for financial reporting purposes, and with respect to Intangibles licensed by LGA from or to a third party, a description of that license. Neither any director, officer, or employee of LGA, any relative or affiliate of any director, officer, or employee, nor any other corporation or enterprise in which any director, officer, of employee, or any relative or affiliate had or now has a five (5%) percent or greater equity or voting or other substantial interest, possesses any Intangible which relates to the business of LGA.

     There is no right under any Intangible necessary to the business of LGA as presently conducted or as it contemplates conducting, except those so designated in Schedule D. LGA has not infringed, is not infringing, and has not received notice of infringement of asserted Intangibles of others. To the knowledge of LGA, there is no infringement by others of Intangibles of LGA except as set forth on Schedule F. As far as LGA can foresee, there is no Intangible of others which may materially adversely affect the financial condition, results of operations, business, properties, assets, liabilities, or future prospects of LGA.

     (j) Authority of LGA. LGA has all requisite power and authority to execute, deliver, and perform this Agreement. All necessary proceedings of LGA have been duly taken to authorize the execution, delivery, and performance of this Agreement by LGA. This Agreement has been duly authorized, executed and delivered by LGA, is the legal, valid, and binding obligation of LGA, and is enforceable as to it in accordance with its terms.

     No consent, authorization, approval, order, license, certificate, or permit of or from, or declaration of filing with, any federal, state, local, or other governmental authority or any court or other tribunal that will not have been received by Closing will be required by LGA for the execution, delivery, or performance of this Agreement by LGA. No consent of any party to any contract, agreement, instrument, lease, license, arrangement, or understanding to which LGA is a party, or to which any of its properties or assets are subject and that will not have been received by Closing will be required for the execution, delivery or performance of this Agreement (except those consents referred to in Schedule G as having been obtained at or prior to the date of this Agreement, true and correct copies of which, initialed by the chief executive officer of LGA, have been delivered to Tenet); and the execution, delivery, and performance of this Agreement will not violate, result in a breach of, conflict with, or (with or without the giving of notice or the passage of time or both) entitle any party to terminate or call a default under any contract, agreement, instrument, lease, license, arrangement, or understanding, or violate or result in a breach of any term of the Articles of Incorporation or Bylaws of LGA, or violate, result in a breach of, or conflict with any law, rule, regulation, order, judgment, or decree binding on LGA or to which any of its operations, business, properties, or assets are subject.

     (k) Completeness of Disclosure. No representation or warranty by LGA in this Agreement contains, or on the date of Closing will contain, any untrue statement of material fact or omits, or on the date of the Closing will omit, to state a material fact necessary to make the statements made not misleading under the circumstances under which they were made, or will be made.

          (2). Representations and Warranties of Tenet. Tenet represents and warrants to LGA as follows:

         (a) Organization. Tenet is a corporation duly organized, validly existing, and in good standing under the lasts of the State of Utah with all requisite power and authority to own, lease, license, and use its properties and assets, and to carry on the business in which it is now engaged and in which it contemplates engaging.

         (b) Capitalization. The authorized capital stock of Tenet consists of 100,000,000 shares of common stock, $0.001 par value, of which 1,016,860 shares are outstanding and 1,000,000 shares of preferred stock, $0.01 par value, of which no shares are outstanding. Each outstanding share of common stock is duly authorized, validly issued, fully paid and nonassessable, has not been issued and is not owned or held in violation of any preemptive right of shareholders, and is owned of record and beneficially by shareholders in accordance with the table attached hereto as Schedule H.

Tenet has no commitment, plan or arrangement to issue, and no outstanding option, warrant, or other right calling for the issuance of, any share of capital stock of Tenet, or any security or other instrument convertible into or exchangeable for capital stock of Tenet except as set forth in Schedule I and in this Agreement.

         (c) Validity of Shares. The shares of Tenet's common stock to be delivered to the Shareholders pursuant to this Agreement, when issued in accordance with the terms and provisions of this Agreement, will be duly authorized, validly issued, fully paid, and nonassessable.

         (d) Financial Condition. Tenet has delivered to LGA true and correct copies of the following, initialed by the chief executive officer of Tenet; audited balance sheets of Tenet as of June 30, 2003; the unaudited balance sheet of Tenet as of March 31, 2004; audited statement of income, statement of retained earnings, statement of changes in financial position and statement of cash flows of Tenet for the year ended June 30, 2003; and the unaudited statement of income, statement of retained earnings, statement of changes in financial position and statement of cash flows of Tenet for the nine (9) months ended March 31, 2004. Each balance sheet presents fairly the financial condition, assets, liabilities, and stockholders' equity of Tenet as of its date; each statement of income and statement of retained earnings presents fairly the results of operations of Tenet for the period indicated; and each statement of changes in financial position and statement of cash flows presents fairly the information purported to be shown therein. The financial statements referred to in this Section 2(d) have been prepared in accordance with generally accepted accounting principles consistently applied throughout the periods involved, are correct and complete and are in accordance with the books and records of Tenet.

     Since June 30, 2003 and March 31, 2004:

          (1) There has, at no time, been a material adverse change in the financial condition, results of operations, business, properties, assets, liabilities, or future prospects of Tenet;

          (2) Tenet has not authorized, declared, paid, or effected any dividend or liquidating or other distribution in respect of its capital stock or any direct or indirect redemption, purchase, or other acquisition of any of that stock;

          (3) The operations and business of Tenet have been conducted in all respects only in the ordinary course;

          (4) Tenet has not suffered an extraordinary loss (whether or not covered by insurance) or waived any right of substantial value;

          (5) Tenet has not paid or incurred any tax, other liability or expense resulting from the preparation of, or the transactions contemplated by, this Agreement; and

          (6) There is no fact known to Tenet which materially adversely affects, or in the future may materially adversely affect, the financial condition, results of operations, business, properties, assets, liabilities, or future prospects of Tenet.

     (e) Tax and Other Liabilities. Tenet has no liability, of any nature, accrued or contingent, including, without limitation, liabilities for federal, state, local or foreign taxes and liabilities to customers or suppliers, other than the following:

          (1) Liabilities for which full provision has been made on the balance sheet ("Tenet Last Balance Sheet") as of March 31, 2004, ("Tenet Last Balance Sheet Date") referred to in Section 2(d); and

          (2) Other liabilities arising in the ordinary course of business (which shall not include liabilities to customers on account of defective products or services) which are not inconsistent with the representations and warranties of Tenet or any provision of this Agreement.

         Without limiting the generality of the foregoing, the amounts set up as provisions for taxes on the Tenet Last Balance Sheet are sufficient for all accrued and unpaid federal, state, local, and foreign taxes of Tenet, whether or not due and payable and whether or not disputed, under tax laws, as in effect on the Tenet Last Balance Sheet Date or now in effect, for the period ended on that date and for all fiscal years prior thereto. Tenet has filed all federal, state, local, and foreign tax returns required to be filed by it; has delivered to LGA a true and correct copy thereof initialed by the chief executive officer of Tenet; has paid (or has established on the Balance Sheet a reserve for) all taxes, assessments, and other governmental charges payable or remittable by it or levied upon it or its properties, assets, income, or franchises which are due and payable; and has delivered to LGA a true and correct copy so initialed of any report as to adjustments received by Tenet from any taxing authority during the past five years and a statement, so initialed, as to any litigation, governmental or other proceeding (formal or informal), or investigation pending, threatened, or in prospect with respect to any of those reports or the subject matter of those reports.

     (f) Litigation and Claims. There is no litigation, arbitration, claim, governmental or other proceeding (formal or informal), or investigation pending, threatened, or in prospect (or any basis therefore known to Tenet) with respect to Tenet, or any of its business, properties, or assets. Tenet is not affected by any present or threatened strike or other labor disturbance nor, to the knowledge of Tenet, is any union attempting to represent any employee of Tenet as collective bargaining agent. Tenet is not in violation, of or in default with respect to, any law, rule, regulation, order, judgment, or decree; nor is Tenet required to take any action in order to avoid such a violation or default.

     (g) Properties. Tenet has good and marketable title in fee simple absolute to all real properties and good title to all other properties and assets used in its business or owned by it (except real and other properties and assets as are held pursuant to leases or licenses described in Schedule J or L), free and clear of all liens, mortgages, security interests, pledges, charges, and encumbrances (except those listed in Schedule J or K).

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

          (1) All accounts and notes receivable reflected on the Tenet Last Balance Sheet, or arising since the Tenet Last Balance Sheet Date, have been collected, or are and will be good and collectible, in each case at the aggregate recorded amounts thereof without right of recourse, defense, deduction, return of goods, counterclaim, offset, or set off on the part of the obligor, and, if not collected, can reasonably be anticipated to be paid within thirty (30) days of the date incurred.

          (2) Tenet has no inventory of raw materials, work in process or finished goods.

          (3) Attached as Schedule J is a true and complete list of all real and other properties and assets owned, leased, or licensed by Tenet (not including Intangibles, as defined in Section 1(i)), including with respect to properties and assets owned by Tenet, a statement of cost, book value and (except for land) reserve for depreciation of each item for tax purposes, and net book value of each item for financial reporting purposes, and with respect to such properties and assets leased or licensed by Tenet, a description of that lease or license. All real and other properties and assets (including Intangibles) owned by Tenet are reflected on the Tenet Last Balance Sheet, except for acquisitions subsequent to the Tenet Last Balance Sheet and prior to the Closing, which are either noted on Schedule J or K or are approved in writing by LGA. All real and other tangible properties and assets owned, leased, or licensed by Tenet are in good and usable condition (reasonable wear and tear which does not adversely affect the operation of the business of Tenet excepted).

          (4) No real property owned, leased, licensed, or used by Tenet lies in an area which is, or to the knowledge of Tenet will be, subject to zoning, use, or building code restrictions which would prohibit, and no state of facts relating to the actions or inaction of another person or entity or his or its ownership, leasing, licensing, or use of that real property will prohibit, the business in which Tenet is now engaged or the business in which it contemplates engaging.

          (5) The real and other properties and assets (including Intangibles) owned, leased, or licensed by Tenet constitute all such properties and assets which are necessary to the business of Tenet as presently conducted or as it contemplates conducting.

     (h) Contracts and Other Instruments. Attached as Schedule E is a true and complete list of all material contracts, insurance policies agreements and instruments not referred to in Schedules I, J, K, M or N.

         Tenet has furnished to LGA:

          (1) The Articles of Incorporation and Bylaws of Tenet and all amendments thereto, as presently in effect, certified by the Secretary of the corporation, and

          (2) The following,  initialed by the chief executive officer of Tenet:
     (i) true and correct copies of all options, warrants, or other rights calling for the issuance of, any share of capital stock of Tenet, or any security or other instruments convertible into or exchangeable for capital stock of Tenet set forth in Schedule I; (ii) true and correct copies of all leases and licenses referred to in Schedule J or K; (iii) true and correct copies of all contracts, insurance policies, agreements, and instruments referred to in Schedule L; and (iv) true and correct written descriptions of all supply, distribution, agency, financing, or other arrangements or understandings not described in Schedules J, K or L.

     Neither Tenet nor (to the knowledge of Tenet) any other party to any of those contracts, agreements, instruments, leases, or licenses, is now or expects in the future to be in violation or breach of, or in default with respect to complying with, any material provision thereof, and each contract, agreement, instrument, lease, or license is in full force and is the legal, valid, and binding obligation of the parties thereto and is enforceable as to them in accordance with its terms. Each supply, distribution, agency, financing, or other arrangement or understanding is a valid and continuing arrangement or understanding; neither Tenet, nor any other party to any arrangement or understanding has given notice of termination or taken any action inconsistent with the continuance of such arrangement or understanding; and the execution, delivery, and performance of this Agreement will not prejudice any such arrangement or understanding in any way. Tenet enjoys peaceful and undisturbed possession under all leases and licenses under which it is operating. Tenet is not a party to or bound by any contract, agreement, instrument, lease, license, arrangement, or understanding, or subject to any charter or other restriction, which has had, or (to the knowledge of Tenet) may in the future have, a material adverse effect on the financial condition, results of operations, business, properties, assets, liabilities, or future prospects of Tenet.

     Tenet within the last five (5) years has not engaged in, is not engaging in, and does not intend to engage in any transaction with, and has not had within the last five (5) years, does not now have, and doe not intend to have any contract, agreement, lease, license, arrangement, or understanding with, any Shareholder, any director, officer, or employee of Tenet (except for employment agreements listed in Schedule L and employment and compensation arrangements described in Schedule M, in each case with directors, officers, and employees who are not relatives or affiliates described in the next clause), any relative or affiliate of any Shareholder or of any director, officer, or employee, or any other corporation or enterprise in which any Shareholder, any director, officer, or employee, or any relative or affiliate then had or now has a five (5%) percent or greater equity or voting or other substantial interest, other than contracts and agreements listed and so specified in Schedule M.

     The stock ledgers and stock transfer books and the minute book records of Tenet relating to all issuances and transfers of shares by Tenet and all proceedings of the shareholders and the Board of Directors and committees thereof of Tenet since its incorporation made available to LGA's counsel are the original stock ledgers and stock transfer books and minute book records of Tenet or exact copies thereof.

     Tenet is not in violation or breach of, or in default with respect to, any term of its certificate of incorporation or by-laws.

     (i) Employees. Tenet does not have and has not contributed to any pension, profit-sharing, option, other incentive plan, or any other type of Employee Benefit Plan, or have any obligation to or customary arrangement with employees for bonuses, incentive compensation, vacations, severance pay, insurance, or other benefits, except as set forth in Schedule M. Tenet has furnished to LGA true and correct copies initialed by the chief executive officer of Tenet of all documents evidencing plans, obligations or arrangements referred to in Schedule M (or true and correct written summaries so initialed of such plans, obligations, or arrangements to the extent not evidenced by documents), and true and correct copies so initialed of all documents evidencing trusts relating to any such plans. Schedule M also contains a true and correct statement of the names, relationship with Tenet, present rates of compensation (whether in the form of salary, bonuses, commissions, or other supplemental compensations now or hereafter payable), and aggregate compensation as of the Tenet Last Balance Sheet Date of (i) each director, officer, or other employee of Tenet, and (ii) all sales agents, dealers, or distributors of Tenet. Since the Tenet Last Balance Sheet Date, Tenet has not changed the rate of compensation of any of its directors, officers, employees, agents, dealers, or distributors.

     (j) Patents, Trademarks, Et Cetera. Tenet does not own or have pending, or is licensed under, any patent, patent application, trademark, trademark application, trade name, service mark, copyright, franchise, or other intangible property or asset (all of the foregoing being herein called "Intangibles"), other than as described in Schedule K, all of which are in good standing and uncontested. Schedule K accurately sets forth with respect to Intangibles owned by Tenet, where appropriate, a statement of cost, book value and reserve for depreciation of each item for tax purposes, and net book value of each item for financial reporting purposes, and with respect to Intangibles licensed by Tenet from or to a third party, a description of that license. Neither any director, officer, or employee of Tenet, any relative or affiliate of any director, officer, or employee, nor any other corporation or enterprise in which any director, officer, of employee, or any relative or affiliate had or now has a five (5%) percent or greater equity or voting or other substantial interest, possesses any Intangible which relates to the business of Tenet.

     There is no right under any Intangible necessary to the business of Tenet as presently conducted or as it contemplates conducting, except those so designated in Schedule K. Tenet has not infringed, is not infringing, and has not received notice of infringement of asserted Intangibles of others. To the knowledge of Tenet, there is no infringement by others of Intangibles of Tenet except as set forth on Schedule K. As far as Tenet can foresee, there is no Intangible of others which may materially adversely affect the financial condition, results of operations, business, properties, assets, liabilities, or future prospects of Tenet.

     (k) Authority of Tenet. Tenet has all requisite power and authority to execute, deliver, and perform this Agreement. All necessary proceedings of Tenet have been duly taken to authorize the execution, delivery, and performance of this Agreement by Tenet. This Agreement has been duly authorized, executed and delivered by Tenet, is the legal, valid, and binding obligation of Tenet, and is enforceable as to it in accordance with its terms.

     Other than filings to be made by Tenet pursuant to federal and state securities law as a consequence of the terms of this Agreement, No consent, authorization, approval, order, license, certificate, or permit of or from, or declaration of filing with, any federal, state, local, or other governmental authority or any court or other tribunal that will not have been received by Closing will be required by Tenet for the execution, delivery, or performance of this Agreement by Tenet. No consent of any party to any contract, agreement, instrument, lease, license, arrangement, or understanding to which Tenet is a party, or to which any of its properties or assets are subject and that will not have been received by Closing will be required for the execution, delivery or performance of this Agreement (except those consents referred to in Schedule N as having been obtained at or prior to the date of this Agreement, true and correct copies of which, initialed by the chief executive officer of Tenet, have been delivered to LGA); and the execution, delivery, and performance of this Agreement will not violate, result in a breach of, conflict with, or (with or without the giving of notice or the passage of time or both) entitle any party to terminate or call a default under any contract, agreement, instrument, lease, license, arrangement, or understanding, or violate or result in a breach of any term of the Articles of Incorporation or Bylaws of Tenet, or violate, result in a breach of, or conflict with any law, rule, regulation, order, judgment, or decree binding on Tenet or to which any of its operations, business, properties, or assets are subject. Upon the Closing, Shareholders will have good title to all the exchanged common stock of Tenet, free and clear of all liens, security interests, pledges, charges, encumbrances, stockholders' agreements, and voting trusts.

     (l) Nondistributive Intent. Tenet is acquiring the shares of LGA common stock for its own account (and not for the account of others) for investment and not with a view to the distribution thereof. Tenet will not sell or otherwise dispose of the shares (whether pursuant to a liquidating dividend or otherwise) without registration under the Securities Act of 1933 or an exemption therefrom, and the certificate or certificates representing the shares may contain a legend to the foregoing effect. By virtue of its position, Tenet has access to the kind of financial and other information about LGA as would be contained in a registration statement filed under the Securities Act of 1933. Tenet understands that it may not sell or otherwise dispose of the shares in the absence of either a registration statement under the Securities Act of 1933 or an exemption from the registration provisions of the Securities Act of 1933.

     (m) Tenet maintains a corporate listing in the recognized manual of Standard and Poors. A copy of such listing is attached as Schedule O hereto.

     (n) Completeness of Disclosure. No representation or warranty by Tenet in this Agreement contains, or on the date of Closing will contain, any untrue statement of material fact or omits, or on the date of the Closing will omit, to state a material fact necessary to make the statements made not misleading under the circumstances under which they were made, or will be made.

     (o) Tenet's transfer agent is Interwest Transfer Company, Inc., and all costs and fees owing to such transfer agent are paid.

3. Exchange.

     (a) Terms of Exchange. On the basis of the representations, warranties, covenants, and agreements contained in this Agreement and subject to the terms and conditions of this Agreement:

          (1) The Shareholders shall sell, assign, transfer, and convey to Tenet at the Closing all of the outstanding shares of capital stock of LGA pursuant to the terms of Subscription Agreements executed by each LGA Shareholder. The Shareholders shall deliver at the Closing certificates representing those shares fully endorsed in blank or accompanied by stock powers duly endorsed in blank, in each case in proper form for transfer, with signatures guaranteed by a commercial bank or a member firm of the New York Stock Exchange, Inc., and with all stock transfer and any other required documentary stamps affixed thereto.

          (2) In consideration for the shares referred to in Section 3(a)(1), Tenet shall deliver at the Closing certificates registered in names and for the number of shares of Tenet Common Stock as set forth in Schedule A.

          (3) Tenet shall issue options to acquire its common stock in exchange for the outstanding options to acquire LGA common stock as set forth in Schedule B.

     (b) Closing. The closing of the transactions contemplated by Sections 3(a)(1) and 3(a)(2) shall take place at the offices of LGA, at 10:00.m., local time, on June 30, 2004 and be effective as of June 30, 2004. The closing may occur at such different place, different time, or different date, or a combination thereof, as LGA and Tenet agree in writing. The closing of the transactions contemplated by Sections 3(a)(1) and 3(a)(2) is herein called the "Closing." [If the Closing shall not take place by July 31, 2004 then the parties not at fault shall, in addition to all other rights and remedies available at law or in equity against the defaulting parties, have the right to cancel and terminate this Agreement.]

     (c) Indemnity Against Liabilities.

          (1) Each party to this Agreement agrees to indemnify and hold harmless the other parties to this Agreement and their respective officers, directors, controlling persons (if any), employees, attorneys, agents, and stockholders, in each case past, present, or as they may exist at any time after the date of this Agreement (the "Indemnitees") against and in respect of any and all claims, suits, actions, proceedings (formal or informal), investigations, judgments, deficiencies, damages, settlements, liabilities, and legal and other expenses (including legal fees and expenses of attorneys chosen by any Indemnitee), as and when incurred, arising out of or based upon any breach of any representation, warranty, covenant, or agreement of such party contained in this Agreement.

          (2) Each Indemnitee shall give the indemnifying party prompt notice of any claim asserted or threatened against any Indemnitee on the basis of which that Indemnitee intends to seek indemnification from any indemnifying party as herein provided.

4. Conditions to Obligations of Tenet. The obligations of Tenet under this Agreement are subject, at the option of Tenet to the following conditions:

     (a) Accuracy of Representations and Compliance with Conditions. All representations and warranties of LGA contained in this Agreement shall be accurate when made and, in addition, shall be accurate as of the Closing as though the representations and warranties were then made in exactly the same language by LGA and regardless of knowledge or lack thereof on the part of LGA or changes beyond its control; as of the Closing, LGA and the Shareholders shall have performed and complied with all covenants and agreements and satisfied all conditions required to be performed and complied with by any of them at or before that time by this Agreement; and Tenet shall have received certificates signed by the chief executive officer and the chief financial officer of LGA dated the date of the Closing to that effect, substantially in the form of Exhibit Q.

     (b) Review of Proceedings. All actions, proceedings, instruments, and documents required to carry out this Agreement or incidental thereto and all other related legal matters shall be subject to the reasonable approval of Tenet's counsel, and LGA and the Shareholders shall have furnished that counsel those documents as such counsel may have reasonably requested for the purpose of enabling them to pass upon such matters.

     (c) Legal Action. There shall not have been instituted or threatened any legal proceeding relating to, or seeking to prohibit or otherwise challenge the consummation of, the transactions contemplated by this Agreement, or to obtain substantial damages with respect thereto.

         (d) Contractual Consents Needed. The parties to this Agreement shall have obtained, at or prior to the Closing, all consents required for the consummation of the transactions contemplated by this Agreement from any party to any contract, agreement, instrument, lease, license, arrangement, or understanding to which any of them is a party, or to which any of their respective businesses, properties, or assets are subject.

         (e) Debt Conversion. All of the Notes Payable of LGA owed to Marty & Sara Williams, JTWROS (exclusive of accrued and unpaid wages), Floyd Murray, Matthew Tynan, Marjorie Jane Paul & Gary A. Paul JTWROS and Third Century II is converted to LGA stock at or prior to the Closing.

         (f) Shareholder Subscription Agreements. Tenet shall have received an executed Subscription Agreement from each LGA Shareholder agreeing to the exchange of his, her or its LGA shares of Common Stock for 2,181.89 shares of Tenet Common Stock (with the aggregate shares to be exchanged with each shareholder rounded up to the next full share).

5. Conditions to the Obligations of LGA. The obligations of LGA under this Agreement are subject, at the option of LGA, to the following conditions:

     (a) Accuracy of Representations and Compliance with Conditions. All representations and warranties of Tenet contained in this Agreement shall be accurate when made and, in addition, shall be accurate as of the Closing as though the representations and warranties were then made in exactly the same language by Tenet and regardless of knowledge or lack thereof on the part of Tenet or any changes beyond its control; as of the Closing, Tenet shall have performed and complied with all covenants and agreements and satisfied all conditions required to be performed and complied with by any of them at or before that time by this Agreement; and LGA shall have received certificates signed by the Chief executive officer and the treasurer of Tenet dated the date of the Closing to that effect, substantially in the form of Exhibit P.

     (b) Review of Proceedings. All actions, proceedings, instruments, and documents required to carry out this Agreement or incidental thereto and all other related legal matters shall be subject to the reasonable approval of LGA's counsel and any counsel to the Shareholders, and Tenet shall have furnished that counsel those documents as such counsel may have reasonably requested for the purpose of enabling them to pass upon such matters.

     (c) Legal Action. There shall not have been instituted or threatened any legal proceeding relating to, or seeking to prohibit or otherwise challenge the consummation of, the transactions contemplated by this Agreement, or to obtain substantial damages with respect thereto.

     (d) Contractual Consents Needed. The parties to this Agreement shall have obtained, at or prior to the Closing, all consents required for the consummation of the transactions contemplated by this Agreement from any party to any contract, agreement, instrument, lease, license, arrangement, or understanding to which any of them is a party, or to which any of their respective businesses, properties or assets are subject.

     (f) Resignations. The present Tenet officers and Tenet directors Nelson and Anderson shall, at or prior to closing, have resigned and the remaining Tenet director Nickerson shall have appointed Marty Williams and Sara Williams as Tenet directors.

6. Covenants and Agreements of LGA. LGA covenants and agrees as follows:

     (a) Capital Stock Changes. If, prior to the time for delivery of any share certificates of LGA Common Stock under Section 3(a)(1), LGA Common Stock shall be recapitalized or reclassified, LGA shall effect any stock dividend, stock split, or reverse stock split of LGA Common Stock, or LGA shall merge, consolidate, reorganize, or enter into another business combination with any other corporation or shall sell or exchange all or substantially all of its assets, then the shares of LGA Common Stock to be delivered thereafter under
Section 3(a)(1) shall be appropriately and equitably adjusted to the kind and amount of shares of stock and other securities and property to which the holders of those shares of LGA Common Stock would have been entitled to receive had such stock been issued and outstanding as of the record date for determining stockholders entitled to participate in that corporate event. The provisions of this Section 6(a) shall apply to successive mergers, consolidations, reorganizations, and combinations.

     (b) Access. LGA will afford the officers, employees, attorneys, agent, investment bankers, accountants, and other representatives of Tenet free and full access to the plants, properties, books, and records of LGA, will permit them to make extracts from and copies of such books and records, and will, from time to time, furnish Tenet with additional financial and operating data and other information as to the financial condition, results of operations, business, properties, assets, liabilities, or future prospects of LGA that Tenet from time to time may request. LGA will cause the independent certified public accountants of LGA to make available to Tenet and its independent certified public accountants the work papers relating to the audits of LGA.

     (c) Conduct of Business. LGA will conduct its affairs so that at the Closing no representation or warranty of LGA will be inaccurate, no covenant or agreement of LGA will be breached, and no condition in this Agreement will remain unfulfilled by reason of the actions or omissions of LGA. Except as otherwise requested by Tenet in writing, until the Closing or the earlier rightful termination of this Agreement, LGA will use its best efforts to preserve the business operations of LGA intact, to keep available the services of its present personnel, to preserve in full force and effect the contracts, agreements, instruments, leases, licenses, arrangements, and understandings of LGA, and to preserve the goodwill of their suppliers, customers, and others having business relations with any of them. Until the Closing or earlier rightful termination of this Agreement, LGA will conduct its business and operations, in all respects, only in the ordinary course.

     (d) No LGA Corporate Transactions. LGA agrees that until the Closing or earlier rightful termination of this Agreement, it will not engage in:

               (1) Any merger, consolidation, reorganization, or other business combination involving LGA;

               (2) Any sale of assets of LGA not in the ordinary course of business;

               (3) Any stock split, stock dividend, or reverse stock split relating to any class of LGA stock;

               (4) Any issuance of any shares of capital stock of LGA, any option, warrant, or other right calling for the issuance of any share of capital stock, or any security convertible into or exchangeable for any share of capital stock;

               (5) Any authorization of any other class of stock of LGA;

               (6) The amendment of the certificate of incorporation (or other charter document) or the bylaws of LGA; or

               (7) Any proposition the effect of which may be to prohibit, restrict, or delay the consummation of any of the transactions contemplated by this Agreement or impair the contemplated benefits to LGA of the transactions contemplated by this Agreement.

     (e) Voting by the Shareholders. The Shareholders, until the Closing or earlier rightful termination of this Agreement, shall not have voted for:

               (1) Any merger, consolidation, reorganization, or other business combination involving LGA;

               (2) Any sale of assets of LGA;

               (3) Any stock split, stock dividend, or reverse stock split relating to any class of LGA stock;

               (4) Any issuance of any shares of capital stock of LGA, any option, warrant, or other right calling for the issuance of any share of capital stock, or any security convertible into or exchangeable for any share of capital stock, except as set forth in Schedule A;

               (5) Any authorization of any other class of stock of LGA;

               (6) The amendment of the articles of incorporation (or other charter document) or the bylaws of LGA; or

               (7) Any proposition the effect of which may be to prohibit, restrict, or delay the consummation of any of the transactions contemplated by this Agreement or impair the contemplated benefits to Tenet of the transactions contemplated by this Agreement.

7. Covenants and Agreements of Tenet . Tenet covenants and agrees as follows:

     (a) Capital Stock Changes. If, prior to the time for issuance of any shares of Tenet Common Stock under Section 3(a)(2), Tenet Common Stock shall be recapitalized or reclassified, Tenet shall effect any stock dividend, stock split, or reverse stock split of Tenet Common Stock, or Tenet shall merge, consolidate, reorganize, or enter into another business combination with any other corporation or shall sell or exchange all or substantially all of its assets, then the shares of Tenet Common Stock to be delivered thereafter under
Section 3(a)(2) shall be appropriately and equitably adjusted to the kind and amount of shares of stock and other securities and property to which the holders of those shares of LGA Common Stock would have been entitled to receive had such stock been issued and outstanding as of the record date for determining stockholders entitled to participate in that corporate event. The provisions of this Section 7(a) shall apply to successive mergers, consolidations, reorganizations, and combinations.

     (b) Access. Tenet will afford the officers, employees, attorneys, agent, investment bankers, accountants, and other representatives of LGA or the Shareholder Representative (if any) free and full access to the plants, properties, books, and records of Tenet, will permit them to make extracts from and copies of such books and records, and will, from time to time, furnish LGA with additional financial and operating data and other information as to the financial condition, results of operations, business, properties, assets, liabilities, or future prospects of Tenet that LGA or the Shareholder Representative (if any) from time to time may request. Tenet will cause the independent certified public accountants of Tenet to make available to LGA and its independent certified public accountants the work papers relating to the audits of Tenet.

     (c) Conduct of Business. Tenet will conduct its affairs so that at the Closing no representation or warranty of Tenet will be inaccurate, no covenant or agreement of Tenet will be breached, and no condition in this Agreement will remain unfulfilled by reason of the actions or omissions of Tenet. Except as otherwise requested by LGA in writing, until the Closing or the earlier rightful termination of this Agreement, Tenet will use its best efforts to preserve the business operations of Tenet intact, to keep available the services of their present personnel, to preserve in full force and effect the contracts, agreements, instruments, leases, licenses, arrangements, and understandings of Tenet, and to preserve the goodwill of their suppliers, customers, and others having business relations with any of them. Until the Closing or earlier rightful termination of this Agreement, Tenet will conduct its business and operations, in all respects, only in the ordinary course.

     (d) No Tenet Corporate Transactions. Tenet agrees that until the Closing or earlier rightful termination of this Agreement, it will not engage in:

               (1) Any merger, consolidation, reorganization, or other business combination involving Tenet;

               (2) Any sale of assets of Tenet;

               (3) Any stock split, stock dividend, or reverse stock split relating to any class of Tenet stock;

               (4) Any issuance of any shares of capital stock of Tenet, any option, warrant, or other right calling for the issuance of any share of capital stock, or any security convertible into or exchangeable for any share of capital stock;

               (5) Any authorization of any other class of stock of Tenet;

               (6) The amendment of the certificate of incorporation (or other charter document) or the bylaws of Tenet; or

               (7) Any proposition the effect of which may be to prohibit, restrict, or delay the consummation of any of the transactions contemplated by this Agreement or impair the contemplated benefits to Tenet of the transactions contemplated by this Agreement.

     (e) Resignations. The present Tenet officers and Tenet directors Nelson and Anderson shall, at or prior to closing, resign in a manner such that the remaining Tenet director Nickerson shall appoint Marty Williams and Sara Williams as Tenet directors.

     (f) Name Change. Subsequent to Closing, Tenet shall change the name of Tenet to LGA Holdings, Inc.

     (d) Blue-Sky Law Compliance. Tenet shall, as soon as practicable after Closing, prepare and file any required notices or applications for permits with appropriate blue-sky or securities law administrators with regard to the issuance of Tenet Common Stock as contemplated by this Agreement.

8. Miscellaneous.

     (a) Further Actions. At any time and from time to time, each party agrees, at its or his or her expense, to take actions and to execute and deliver documents as may be reasonably necessary to effectuate the purposes of this Agreement.

     (b) Availability of Equitable Remedies. Since a breach of the provisions of this Agreement could not adequately be compensated by money damages, any party shall be entitled, either before or after the Closing, in addition to any other right or remedy available to it, to an injunction restraining the breach or threatened breach and to specific performance of any provision of this Agreement, and, in either case, no bond or other security shall be required in connection therewith, and the parties hereby consent to the issuance of such an injunction and to the ordering of specific performance.

     (c) Survival. The covenants, agreements, representations, and warranties contained in or made pursuant to this Agreement shall survive the Closing and any delivery of shares of Tenet Common Stock by Tenet, irrespective of any investigation made by or on behalf of any party. The statements contained in any document executed by LGA, or any Shareholder relating hereto or delivered to Tenet in connection with the transactions contemplated hereby or thereby, or in any statement, certificate, or other instrument delivered by or on behalf of Tenet pursuant hereto or delivered to LGA or the Shareholders in connection with the transactions contemplated hereby or thereby, shall be deemed representations and warranties, covenants and agreements, or conditions, as the case may be, of the respective parties hereunder for all purposes of this Agreement (including all statements, certificates or other instruments delivered pursuant hereto or thereto or delivered in connection with the transactions contemplated hereby or thereby).

     (d) Appointment of Agent. Marty Williams will be the representative ("Representative") of the interest of the Shareholders for all purposes of this Agreement. Without giving notice to the Shareholders, the Representative shall have full and irrevocable authority on behalf of Shareholders to:

               (1) Deal with the other parties to this Agreement;

               (2) Accept the shares of Tenet Common Stock or any other amounts payable by the other parties to this Agreement;

               (3) Accept and give notices and other communications relating to this Agreement;

               (4) Settle any dispute relating to the terms of this Agreement;

               (5) Modify or amend this Agreement except with respect to the number of shares of Tenet Common Stock to be received by a any Shareholder;

               (6) Execute any instrument or document that the Representative may determine is necessary or desirable in the exercise of his or her authority under this Section 8(d); and

               (7) Act in connection with all matters relating to this Agreement and the transactions contemplated hereby.

     In the event of the refusal or inability to serve, death, incapacity, or resignation for any reason of the Representative, Sara Williams will become his successor, with all the powers and irrevocable authority of the Representative, and with full power of substitution.

     (e) Modification. This Agreement and the Schedules hereto set forth the entire understanding of the parties with respect to the subject matter hereof (except as provided in Section 8(c)), supercede all existing agreements among them concerning the subject matter, and may be modified only by a written instrument duly executed by each party with the approval of the Board of Directors of each corporate party (except as otherwise provided in Section 8(d)).

     (f) Notices. Subject to Section 8(d), any notice or other communication required or permitted to be given hereunder shall be in writing and shall be mailed by certified mail, return receipt requested, or delivered against receipt to the party to whom it is to be given at the address of that party set forth in the preamble to this Agreement. Any notice or other communication given by certified mail shall be deemed given at the time of certification thereof, except for a notice changing a party's address which will be deemed given at the time of receipt thereof.

     (g) Waiver. Any waiver by any party of a breach of any provision of this Agreement shall not operate as or be construed to be a waiver of any breach of that provision or of any breach of any other provision of this Agreement. The failure of a party to insist upon strict adherence to any term of this Agreement on one or more occasions will not be considered a waiver or deprive that party of the right thereafter to insist upon strict adherence to that term or any other term of this Agreement. Any waiver must be in writing and, in the case of a corporate party, be authorized by a resolution of the Board of Directors or by an officer of the waiving party.

     (h) Binding Effect. The provisions of this Agreement shall be binding upon and inure to the benefit of LGA, and Tenet, their respective successors and assigns.

     (i) No Third-Party Beneficiaries. This Agreement does not create, and shall not be construed as creating, any rights enforceable by any person not a party to this Agreement (except as provided in Section 8(i)).

     (j) Severability. If any provision of this Agreement is invalid, illegal, or unenforceable, the balance of this Agreement shall remain in effect, and if any provision is inapplicable to any person or circumstance, it shall nevertheless remain applicable to all other persons and circumstances.

     (k) Headings. The headings in this Agreement are solely for convenience of reference and shall be given no effect in the construction or interpretation of this Agreement.

               (l) Counterparts; Governing Law. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. It shall be governed by and construed in accordance with the laws of Colorado, without giving effect to conflict of laws.

     IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the date first written above.

Let's Go Aero, Inc



By:
        /s/ Marty Williams
        --------------------------
        Marty Williams, President


Tenet Information Services, Inc.



By:     /s/ Jerry Nelson
        --------------------------
        Jerry Nelson , President

                         LIST OF SCHEDULES AND EXHIBITS


Exhibit or Schedule
Designation              Schedule Description
-----------              --------------------

         A               LGA Shares Owned and Tenet Shares to Be Issued to
                         LGA Shareholders

         B LGA Schedule of Options, Warrants, or Other Rights Calling for the Issuance of, Any Share of Capital Stock of LGA, or Any Security or Other Instruments Convertible Into or Exchangeable for Capital Stock of LGA

         C               LGA List of Property Owned, Leased, and Licensed

         D               LGA List of Intangibles Owned and Licensed

         E LGA List of Contracts, Agreements, and Instruments and Arrangements

         F LGA List of Employee Plans and Benefits and of Certain Employees and Agents

         G               LGA Required Consents

         H               Tenet Shareholders

         I Tenet Schedule of Options, Warrants, or Other Rights Calling for the Issuance of, Any Share of Capital Stock of Tenet, or Any Security or Other Instruments Convertible Into or Exchangeable for Capital Stock of Tenet

         J               Tenet List of Property Owned, Leased, and Licensed

         K               Tenet List of Intangibles Owned and Licensed

         L Tenet List of Contracts, Agreements, and Instruments and Arrangements

         M Tenet List of Employee Plans and Benefits and of Certain Employees and Agents

         N               Tenet Required Consents

         O               Tenet Corporate Listing

         P               LGA Officers' Certificate Concerning Accuracy

         R               Tenet Officers' Certificate Concerning Accuracy

         S               Shareholder Subscription Agreements

                                   Schedule A
                              LGA Shares Owned and
                  Tenet Shares to Be Issued to LGA Shareholders

-------------------------------------- ----------------------- -------------------- --------------------
                                                                                      Number of Tenet
                                                                                        Shares (All
                                                                Shares to Be Held      Amounts to Be
                                                                Upon Conversions      Rounded to Next
        Name of LGA Shareholder         Number of LGA Shares         of Debt        Highest Full Share)
-------------------------------------- ----------------------- -------------------- --------------------
Marty & Sara Williams, JTWROS                             723               127.18
-------------------------------------- ----------------------- -------------------- --------------------
Matthew Drabczyk                                          120                    0
-------------------------------------- ----------------------- -------------------- --------------------
Donald Doty                                                28                    0
-------------------------------------- ----------------------- -------------------- --------------------
Jeffrey Herm                                               60                    0
-------------------------------------- ----------------------- -------------------- --------------------
Richard Voelker                                            30                    0
-------------------------------------- ----------------------- -------------------- --------------------
Floyd Murray                                              386               113.75
-------------------------------------- ----------------------- -------------------- --------------------
Matthew Tynan                                             130                82.38
-------------------------------------- ----------------------- -------------------- --------------------
Rebecca L. O'Rourke                                        25                    0
-------------------------------------- ----------------------- -------------------- --------------------
Thomas W. Schneider                                        25                    0
-------------------------------------- ----------------------- -------------------- --------------------
Marjorie Jane Paul Gary A. Paul JTWROS                     60                15.30
-------------------------------------- ----------------------- -------------------- --------------------
Philip Bowers                                              10                    0
-------------------------------------- ----------------------- -------------------- --------------------
Eric Nickerson                                             15                    0
-------------------------------------- ----------------------- -------------------- --------------------
Third Century, II                                           0               673.32
-------------------------------------- ----------------------- -------------------- --------------------
Roger & Beth Schroeder JTWROS                              17                    0
-------------------------------------- ----------------------- -------------------- --------------------
Subtotal
-------------------------------------- ----------------------- -------------------- --------------------
TOTAL
-------------------------------------- ----------------------- -------------------- --------------------
PERCENTAGE
-------------------------------------- ----------------------- -------------------- --------------------

                                   Schedule B
               LGA Schedule of Options, Warrants, or Other Rights
                Calling for the Issuance of, Any Share of Capital
               Stock of LGA, or Any Security or Other Instruments
            Convertible Into or Exchangeable for Capital Stock of LGA

Name of LGA Option Holder                                              Number of Tenet
                           Number of LGA                               Share Options
                            Shares (All                                (All Amounts to
                            Outstanding                     LGA         Be Rounded to        Tenet
                            Options Are     Expiration     Exercise    Next Highest Full    Exercise
                           Fully Vested)       Date         Price           Share)           Price
-------------------------- --------------- -------------- ----------- ------------------- ------------
Marty Williams                         90      3/31/2006      $1,500
-------------------------- --------------- -------------- ----------- ------------------- ------------
Sara Williams                          90      3/31/2006      $1,500
-------------------------- --------------- -------------- ----------- ------------------- ------------
Matthew Drabczyk                       90      3/31/2006      $1,500
-------------------------- --------------- -------------- ----------- ------------------- ------------
Donald Doty                            75       1/1/2007      $1,500
-------------------------- --------------- -------------- ----------- ------------------- ------------
Jeffrey Herm                           45      3/31/2006      $1,500
-------------------------- --------------- -------------- ----------- ------------------- ------------
Glenn Webb                             20      8/31/2006      $1,500
-------------------------- --------------- -------------- ----------- ------------------- ------------
Philip Bowers                          10       1/1/2007      $1,500
-------------------------- --------------- -------------- ----------- ------------------- ------------
Third Century II                       20      8/31/2005      $1,500
-------------------------- --------------- -------------- ----------- ------------------- ------------
Third Century II                      100       1/5/2006      $1,500
-------------------------- --------------- -------------- ----------- ------------------- ------------
Floyd Murray                           20       1/3/2008      $1,500
-------------------------- --------------- -------------- ----------- ------------------- ------------
Cambridge                              25      9/10/2007      $1,500
Communications, Inc.
-------------------------- --------------- -------------- ----------- ------------------- ------------
TOTAL
-------------------------- --------------- -------------- ----------- ------------------- ------------

                                   Schedule C
                LGA List of Property Owned, Leased, and Licensed


1. For 3116 Century St., Colorado Springs, CO 80907 (old address) lease from November 1 2003 through October 31 2004 for $16,200.00 plus shared utilities of about $20 per month.

2. For 3380 N. El Paso St., Ste G, Colorado Springs, CO 80907 (new address) lease from June 1 2004 through May 31, 2007 for $49,257.60 plus operating expenses estimated for first year of the lease term to be $197.92 per month, plus tenant improvement over-budget agreed shared expense of $231.58 per month. This totals to $1,731.58 per month.

                                   Schedule D
                   LGA List of Intangibles Owned and Licensed


Patents

Issued Patents:
6,609,725         Securing Device for Receiver Hitch Assemblies
6,409,203         Securing Device for Receiver Hitches
6,389,290         Equipment Transportation System
6,213,539         Equipment Transportation System
6,042,175         Equipment Transportation System

Pending Published Applications
106004,893        Securing Device for Receiver Hitch Assemblies
09788,299         Equipment Transportation System (Spine System)
09683,820         Adjustable Hitch Mounted Cargo Carrier (Twin Tube)

Two Non-Published Applications

Trademarks:

Silent Hitch Pin
Sport  Performance  Carrier
Gear  Management  Solutions
Sport Performance  Trailer
GearWagon
GearBed
GearDeck
GearDeck HardTop
PowerPack
GearCage
GearLocker
SpiderGear
GearSafe
GearShed
STOGear (Storage, Transportation and Organization Gear)
TwinTube
TT-UBI (TwinTube U-Build-It)
Rapid Deployment Trailer
Herman
Remora
LeatherBack
HardPoint
Little Giant Trailer
Haul It All

                                   Schedule D
                   LGA List of Intangibles Owned and Licensed
                                   (continued)

Licenses

LGA has issued three intellectual property licenses for the manufacture and sale of its designs. These three licenses were issued in May of 2002 to the following:

Silent Hitch Pin licensee is Valley Industries TwinTube licensee is SportRack Intl. TriplePlay licensee is SportRack Intl.

In addition to advance royalty payments, Valley and SportRack are obligated to pay LGA ongoing royalties based on volume targets.

LGA also has a "Rep." agreement with J.S. Chamberlain and Associates signed on 2-9-04. This agreement stipulates the fee's that Chamberlain earns as LGA's automotive representative.

LGA's relationship with Prodesign Products is on an "as order" basis. No formal agreement or contract is in place with Prodesign.

                                   Schedule E
                       LGA List of Contracts, Agreements,
                        and Instruments and Arrangements


                                      None

                                   Schedule F
                 LGA List of Employee Plans and Benefits and of
                          Certain Employees and Agents


Let's Go Aero, Inc. 2000 Stock Option Plan

                                   Schedule G
                              LGA Required Consents


                                      None

                                   Schedule H
                               Tenet Shareholders


Provided by Interwest Transfer Company, Inc.

                                   Schedule I
              Tenet Schedule of Options, Warrants, or Other Rights
                Calling for the Issuance of, Any Share of Capital
              Stock of Tenet, or Any Security or Other Instruments
           Convertible Into or Exchangeable for Capital Stock of Tenet


                                      None

                                   Schedule J
               Tenet List of Property Owned, Leased, and Licensed


Real estate lease with Bluewater Properties, LLC expires by its terms November 9, 2004; planned to be canceled by mutual agreement of tenant and landlord effective July 18, 2004

                                   Schedule K
                  Tenet List of Intangibles Owned and Licensed


Trademark

InteliChart

                                   Schedule L
                      Tenet List of Contracts, Agreements,
                        and Instruments and Arrangements


                           Software License Agreement
           Tenet Information Services, Inc. and ClinicalVentures, LLC
                               Dated July 31, 2003

                                   Schedule M
                Tenet List of Employee Plans and Benefits and of
                          Certain Employees and Agents


                                      None

                                   Schedule N
                             Tenet Required Consents

                                      None

                                   Schedule O
                             Tenet Corporate Listing


                                      None

                                    Exhibit P
                  LGA Officers' Certificate Concerning Accuracy

         We the undersigned officers of Let's Go Aero, Inc. hereby certify that

     (1) LGA is a corporation validly existing and in good standing under the laws of the State of Colorado, with all requisite corporate power and authority to own its properties and to carry on the business in which it is now engaged;

     (2) LGA is duly qualified to transact the business in which it is engaged and is in good standing as a foreign corporation in the following jurisdictions:
Colorado; and these jurisdictions are the only jurisdictions in which the real or personal property owned or leased or business conducted by LGA is material to the operations of LGA taken as a whole;

     (3) The authorized and outstanding  capital stock of LGA is as set forth in
Section 1(b) of the Agreement of Acquisition, Stock for Stock dated of even date herewith ("Agreement"); and all outstanding shares of the capital stock of LGA are duly authorized, validly issued, fully paid, and nonassessable;

     (4) The authorized and outstanding capital stock of, and ownership of LGA is as set forth in Schedule A to the Agreement;

     (5) All necessary corporate proceedings of LGA have been duly taken to authorize the execution, delivery, and performance of the Agreement by LGA and the consummation of the transactions contemplated by the Agreement;

     (6) LGA has corporate power and authority to execute, deliver, and perform the Agreement, and the Agreement has been duly authorized, executed, and delivered by LGA, constitutes the legal, valid, and binding obligation of LGA, and is enforceable as to LGA in accordance with its terms;

     (7) The execution, delivery, and performance of the Agreement by LGA will not violate or result in a breach of any term of LGA's certificate of incorporation or of its bylaws; and the execution, delivery, and performance of the Agreement by LGA will not violate, result in a breach of, or constitute a default under any term of any agreements to which it is a party;

     (8) There is no consent of, or declaration or filing with, any governmental authority which is required of LGA, or any Shareholder for the execution, delivery, or performance of the Agreement by LGA;

     (9) There is no action, suit, or proceeding pending or threatened against LGA, at law or in equity, or before any federal, state, municipal, or other governmental department, commission, board, bureau, agency, or instrumentality that:

          (i) Can reasonably be expected to result in any materially adverse change in the business, properties, operations, prospect, or assets, or in the condition, financial or otherwise, of LGA taken as a whole, or

          (ii) Seeks to prohibit or otherwise challenge the consummation of the transactions contemplated by the Agreement, or to obtain substantial damages with respect thereto, except as disclosed in the Agreement.

Dated Effective  June 30, 2004


/s/ Marty Williams
---------------------------------------
Marty Williams, President


/s/ Sara Williams
---------------------------------------
Sara Williams, Treasurer

                                    Exhibit Q
                 Tenet Officers' Certificate Concerning Accuracy

     We the undersigned officers of Tenet Information Systems, Inc. hereby certify that

     (1) Tenet is a corporation validly existing and in good standing under the laws of the State of Utah, with all requisite corporate power and authority to own its properties and to carry on the business in which it is now engaged;

     (2) Tenet is duly qualified to transact the business in which it is engaged and is in good standing as a foreign corporation in the following jurisdictions:
Utah; and these jurisdictions are the only jurisdictions in which the real or personal property owned or leased or business conducted by Tenet is material to the operations of Tenet taken as a whole;

     (3) The authorized and outstanding capital stock of Tenet is as set forth in Section 2(b) of the Agreement of Acquisition, Stock for Stock dated of even date herewith ("Agreement"); and all outstanding shares of the capital stock of Tenet are duly authorized, validly issued, fully paid, and nonassessable;

     (4) The authorized and outstanding capital stock of, and ownership of Tenet is as set forth in Schedule H to the Agreement;

     (5) All necessary corporate proceedings of Tenet have been duly taken to authorize the execution, delivery, and performance of the Agreement by Tenet and the consummation of the transactions contemplated by the Agreement;

     (6) Tenet has corporate power and authority to execute, deliver, and perform the Agreement, and the Agreement has been duly authorized, executed, and delivered by Tenet, constitutes the legal, valid, and binding obligation of Tenet, and is enforceable as to Tenet in accordance with its terms;

     (7) The execution, delivery, and performance of the Agreement by Tenet will not violate or result in a breach of any term of Tenet's certificate of incorporation or of its bylaws; and the execution, delivery, and performance of the Agreement by Tenet will not violate, result in a breach of, or constitute a default under any term of any agreements to which it is a party;

     (8) There is no consent of, or declaration or filing with, any governmental authority which is required of Tenet, or any Shareholder for the execution, delivery, or performance of the Agreement by Tenet;

     (9) There is no action, suit, or proceeding pending or threatened against Tenet, at law or in equity, or before any federal, state, municipal, or other governmental department, commission, board, bureau, agency, or instrumentality that:

          (i) Can reasonably be expected to result in any materially adverse change in the business, properties, operations, prospect, or assets, or in the condition, financial or otherwise, of Tenet taken as a whole, or

          (ii) Seeks to prohibit or otherwise challenge the consummation of the transactions contemplated by the Agreement, or to obtain substantial damages with respect thereto, except as disclosed in the Agreement.

Dated Effective  June 30, 2004


/s/ Jerry Nelson
---------------------------------------
Jerry Nelson, President



---------------------------------------

________________________, Treasurer
(print name)

                                    Exhibit R
                       Shareholder Subscription Agreements

To Be Provided by LGA Shareholders